UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): April 18, 2006

TETRA Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-13455	74-2148293
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

25025 Interstate 45 North, Suite 600

The Woodlands, Texas 77380

(Address of Principal Executive Offices and Zip Code)

(281) 367-1983

(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On April 18, 2006, TETRA Technologies, Inc. (the “Company”) entered into a First Supplement to Master Note Purchase Agreement (the “First Supplement”) by and among the Company and Jackson National Life Insurance Company, Allianz Life Insurance Company of North America, United of Omaha Life Insurance Company, Mutual of Omaha Insurance Company, CUNA Mutual Life Insurance Company, CUNA Mutual Insurance Society, CUMIS Insurance Society, Inc., Members Life Insurance Company, and Modern Woodmen of America. The First Supplement relates to the Company’s issuance and sale of $90,000,000 aggregate principal amount of its 5.90% Senior Notes, Series 2006-A, due April 30, 2016 (the “Series 2006-A Notes”). The Series 2006-A Notes were issued pursuant to the Company's existing Master Note Purchase Agreement dated as of September 27, 2004 (the “Note Purchase Agreement”), as supplemented by the First Supplement, and except as set forth in the First Supplement the Series 2006-A Notes are subject to the terms, covenants and conditions as set forth in the Note Purchase Agreement. For a description of the material terms of the Note Purchase Agreement, as supplemented by the First Supplement, and the Series 2006-A Notes issued thereunder, see the information set forth below in Item 2.03 which is incorporated by reference into this Item 1.01. A copy of the First Supplement is attached hereto as Exhibit 4.1 and incorporated herein by reference. This summary is qualified in its entirety by reference to the text of the Note Purchase Agreement which was previously filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K filed September 30, 2004, which is incorporated herein by reference, and the text of the First Supplement, which is filed as Exhibit 4.1 to this Current Report and incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

On April 18, 2006, the Company issued and sold through a private placement transaction $90,000,000 in aggregate principal amount of Series 2006-A Notes pursuant to the Note Purchase Agreement, as supplemented by the First Supplement. The Series 2006-A Notes were sold in the United States pursuant to private placement exemptions under the Securities Act. Net proceeds from the sale of the Series 2006-A Notes will be used to refinance existing indebtedness.

The Series 2006-A Notes bear interest at the fixed rate of 5.90% and mature on April 30, 2016. Interest on the Notes will be due semiannually on April 30 and October 30 of each year, commencing October 30, 2006. The Company may prepay the Notes, in whole or in part, at any time at a price equal to 100% of the principal amount outstanding, plus accrued and unpaid interest and a “make-whole” prepayment premium.

Pursuant to the Note Purchase Agreement, as supplemented by the First Supplement, the Series 2006-A Notes are unsecured and are guaranteed by substantially all of the Company’s wholly-owned U.S. subsidiaries. The Note Purchase Agreement, as supplemented by the First Supplement, contains customary covenants that will limit the ability of the Company and certain of its restricted subsidiaries to, among other things: incur or guarantee additional indebtedness; incur or create liens; merge or consolidate or sell substantially all of its assets; and enter into transactions with affiliates. The Company is also required to maintain certain consolidated financial ratios.

The Note Purchase Agreement, as supplemented by the First Supplement, contains customary default provisions, as well as the following cross-default provision. An event of default will occur if the Company or any restricted subsidiary (i) fails to make any payment when due beyond any applicable grace period under any indebtedness of at least $20,000,000 or (ii) defaults in the performance of or compliance with any term of any indebtedness of at least $20,000,000, and in either event such indebtedness is accelerated, or (iii) any indebtedness of the Company or restricted subsidiary of at least $20 million is otherwise accelerated. Upon the occurrence and during the continuation of an event of default under the Note Purchase Agreement, as supplemented by the First Supplement, the Series 2006-A Notes, as well as the previously issued 5.07% Senior Notes, Series 2004-A and 4.79% Senior Notes, Series 2004-B (collectively, the “Notes”) may become immediately due and payable, either automatically or by declaration of holders of more than 50% in principal amount of the Notes at the time outstanding.

The foregoing summary is qualified in its entirety by reference to the text of the Note Purchase Agreement which was previously filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K filed September 30, 2004, which is incorporated herein by reference, and the text of the First Supplement, which includes the form of the Series 2006-A Note, filed herewith as an Exhibit.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

Exhibit Number	Description
4.1

First Supplement to Master Note Purchase Agreement, dated April 18, 2006, by and among TETRA Technologies, Inc. and Jackson National Life Insurance Company, Allianz Life Insurance Company of North America, United of Omaha Life Insurance Company, Mutual of Omaha Insurance Company, CUNA Mutual Life Insurance Company, CUNA Mutual Insurance Society, CUMIS Insurance Society, Inc., Members Life Insurance Company, and Modern Woodmen of America, attaching the form of the 5.90% Senior Notes, Series 2006-A, due April 30, 2016 as an exhibit thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TETRA Technologies, Inc.

By: /s/Joseph M. Abell, III

Joseph M. Abell, III

Senior Vice President and

Chief Financial Officer

Date: April 20, 2006

EXHIBIT INDEX

Exhibit Number	Description
4.1

First Supplement to Master Note Purchase Agreement, dated April 18, 2006, by and among TETRA Technologies, Inc. and Jackson National Life Insurance Company, Allianz Life Insurance Company of North America, United of Omaha Life Insurance Company, Mutual of Omaha Insurance Company, CUNA Mutual Life Insurance Company, CUNA Mutual Insurance Society, CUMIS Insurance Society, Inc., Members Life Insurance Company, and Modern Woodmen of America, attaching the form of the 5.90% Senior Notes, Series 2006-A, due April 30, 2016 as an exhibit thereto.